FOR IMMEDIATE RELEASE
November 15, 2010
For additional information contact:
K. M. Hoveland
President & CEO
(626) 339-9663

KAISER FEDERAL FINANCIAL GROUP, INC.
ANNOUNCES RESULTS OF STOCK OFFERING, STOCKHOLDER VOTE AND MEMBER VOTE

Covina, California, November 15, 2010 – K-Fed Bancorp (Nasdaq: KFED), announced today that its stockholders and the members of K-Fed Mutual Holding Company (depositors of Kaiser Federal Bank) have each approved the plan of conversion and reorganization pursuant to which K-Fed Mutual Holding Company will convert to a stock holding company form of organization.  Kaiser Federal Financial Group, Inc. (“Kaiser Federal Financial Group”), the proposed stock holding company for Kaiser Federal Bank (the “Bank”) also announced the results of its offering of shares of common stock in connection with the conversion.  Kaiser Federal Financial Group expects to sell 6,375,000 shares of common stock at $10.00 per share, for gross offering proceeds of $63.8 million, in its stock offering.  Orders for a total of 5,202,193 shares of common stock have been accepted in the syndicated community offering, for which Keefe, Bruyette & Woods, Inc. acted as sole book-running manager and Sterne, Agee & Leach, Inc. acted as co-manager.  Kaiser Federal Financial Group received orders for 1,172,807 shares of common stock in the subscription and community offerings, for which Keefe, Bruyette & Woods, Inc. acted as selling agent.  All orders properly executed in the subscription and community offerings will be filled in whole, including the order by Kaiser Federal Financial Group’s employee stock ownership plan.  Kaiser Federal Financial Group’s new CUSIP number is 483056 107.

Concurrent with the completion of the offering, shares of K-Fed Bancorp’s common stock owned by the public will be exchanged for shares of Kaiser Federal Financial Group’s common stock so that K-Fed Bancorp’s existing stockholders will own approximately the same percentage of Kaiser Federal Financial Group’s common stock as they owned of K-Fed Bancorp’s common stock immediately prior to the conversion.  Stockholders of K-Fed Bancorp will receive 0.7194 shares of Kaiser Federal Financial Group’s common stock for each share of K-Fed Bancorp common stock they own immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange of shares, Kaiser Federal Financial Group will have approximately 9,560,756 shares outstanding after giving effect to the transaction.

The transaction is scheduled to close on November 19, 2010, at which time K-Fed Mutual Holding Company and K-Fed Bancorp will cease to exist and Kaiser Federal Financial Group will become the fully public stock holding company of the Bank.  The shares of common stock of K-Fed Bancorp will cease trading under the trading symbol “KFED” on the Nasdaq Global Market at the close of business on November 18, 2010.  The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the Nasdaq Global Market on November 19, 2010 under the trading symbol “KFFG.”

A statement reflecting ownership of shares of common stock for shares purchased in the subscription and community offerings are expected to be mailed to subscribers on or about November 19, 2010.  Syndicated community offering subscribers and current stockholders of K-Fed Bancorp that hold their shares in street name or in book-entry form will have shares of Kaiser Federal Financial Group deposited directly to their accounts. Stockholders of K-Fed Bancorp holding shares in certificated form will be mailed a statement reflecting that stockholder’s ownership of shares on or about November 23, 2010 and a check representing cash in lieu of fractional shares.  Existing K-Fed Bancorp stock certificates will be void following completion of the conversion.

This press release contains certain forward-looking statements about the conversion and reorganization within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization; increased competitive pressures; changes in the interest rate environment; demand for loans in Kaiser Federal Bank’s market area; adverse changes in general economic conditions, either nationally or in Kaiser Federal Bank’s market areas; adverse changes within the securities markets; legislative and regulatory changes that could adversely affect the business in which Kaiser Federal Financial Group and its subsidiary are engaged; the future earnings and capital levels of Kaiser Federal Bank, which would affect the ability of Kaiser Federal Financial Group to pay dividends in accordance with its dividend policies; and other risks detailed from time to time in Kaiser Federal Financial Group’s SEC filings. Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Kaiser Federal Financial Group's judgment as of the date of this release.  Kaiser Federal Financial Group disclaims, however, any intent or obligation to update these forward-looking statements.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock which is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).  The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.